Exhibit 10.6

January 27, 2003

Barnabus Enterprises Ltd.
2006-1500 Hornby Street
Vancouver, BC
V6Z 2R1

Re: Loan to Barnabus Enterprises Ltd. (the "Company")

In connection with a proposed prospectus offering of securities, the undersigned principals of the Company hereby agree to provide an unsecured loan, repayable on demand, to the Company with a maximum principal amount of USD47,500 at the Canadian prime interest rate plus 3%, such amount representing any shortfall in offering proceeds required to begin Phase I of the proposed exploration program.

/s/ Victoria Chen Victoria Chen, Director	/s/ Kerry Nagy Kerry Nagy, Director